Exhibit 4.9
THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 3, 2023, among AMERICAN WAGERING, INC., AWI GAMING, INC., AWI MANUFACTURING, INC., BRANDYWINE BOOKMAKING LLC, BW SUB CO., CAESARS CONVENTION CENTER OWNER, LLC, CAESARS INTERACTIVE ENTERTAINMENT NEW JERSEY, LLC, COMPUTERIZED BOOKMAKING SYSTEMS, INC., DIGITAL HOLDCO LLC, WH NV III, LLC, WHUS TECHCO, INC., WILLIAM HILL DFSB, INC., WILLIAM HILL NEVADA I, WILLIAM HILL NEVADA II, WILLIAM HILL NEW JERSEY, INC. and WILLIAM HILL U.S. HOLDCO, INC. (each, a “New Guarantor”), CAESARS ENTERTAINMENT, INC., a Delaware corporation (the “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (as successor-in-interest to U.S. Bank National Association, and in such capacity, the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Colt Merger Sub, Inc. (predecessor to the Issuer) (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture, dated as of July 6, 2020, providing for the issuance of 8.125% Senior Notes due 2027 (the “Notes”), initially in the aggregate principal amount of $1,800,000,000, as supplemented by that certain supplemental indenture, dated as of July 20, 2020, by and among the Escrow Issuer, the Issuer (f/k/a Eldorado Resorts, Inc.), the Subsidiary Guarantors party thereto, and the Trustee, pursuant to which the Issuer assumed the Escrow Issuer’s obligations under the Notes and the Indenture, and the Subsidiary Guarantors became party thereto, and that certain supplemental indenture dated as of June 4, 2021, by and among the Issuer, the Subsidiary Guarantors party thereto, and the Trustee (as further amended, supplemented or otherwise modified, the “Indenture”);

WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause each New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Subsidiary Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture. From and after the date hereof, all references in the Indenture to the “Subsidiary Guarantors” shall include the New Guarantors.

3.Notices. All notices or other communications to each New Guarantor shall be given at the following address: Caesars Entertainment, Inc., 100 West Liberty Street, 12th Floor, Reno, Nevada 89501, Facsimile: (775) 337-9218 Attn: Chief Financial Officer.
4.Execution and Delivery. Each New Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee.

5.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

7.No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in any New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of any New Guarantor under the Notes or the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

8.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10.Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                            CAESARS ENTERTAINMENT, INC.,
                            as Issuer

                            By: /s/ Edmund L. Quatmann, Jr.
                            Name: Edmund L. Quatmann, Jr.
                            Title: Secretary

[Signature Page to Third Supplemental Indenture – CEI 8.125% Senior Notes due 2027]

AZTAR RIVERBOAT HOLDING COMPANY, LLC
BLACK HAWK HOLDINGS, L.L.C.
CAESARS DUBAI, LLC
CAESARS GROWTH PARTNERS, LLC
CAESARS HOLDINGS, INC.
CAESARS HOSPITALITY, LLC
CAESARS INTERNATIONAL HOSPITALITY, LLC
CAESARS PARLAY HOLDING, LLC
CCR NEWCO, LLC
CCSC/BLACKHAWK, INC.
CIE GROWTH, LLC
CIRCUS AND ELDORADO JOINT VENTURE, LLC
CRS ANNEX, LLC
EASTSIDE CONVENTION CENTER, LLC
ELDO FIT, LLC
ELDORADO HOLDCO LLC
ELDORADO LIMITED LIABILITY COMPANY
ELDORADO SHREVEPORT #1, LLC
ELDORADO SHREVEPORT #2, LLC
ELGIN HOLDINGS I LLC
ELGIN HOLDINGS II LLC
ELGIN RIVERBOAT RESORT–RIVERBOAT CASINO
GB INVESTOR, LLC

By: /s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to Third Supplemental Indenture – CEI 8.125% Senior Notes due 2027]

IC HOLDINGS COLORADO, INC.
IOC - BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC - BOONVILLE, INC.
IOC - LULA, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI CASINOS LLC
LIGHTHOUSE POINT, LLC
MTR GAMING GROUP, INC.
NEW JAZZ ENTERPRISES, L.L.C.
NEW TROPICANA HOLDINGS, INC.
NEW TROPICANA OPCO, INC.
OLD PID, INC.
POMPANO PARK HOLDINGS, L.L.C.
PPI DEVELOPMENT HOLDINGS LLC
PPI DEVELOPMENT LLC
PPI, INC.
ROMULUS RISK AND INSURANCE COMPANY, INC.
SCIOTO DOWNS, INC.
ST. CHARLES GAMING COMPANY, L.L.C.
TEI (ES), LLC
TEI (ST. LOUIS RE), LLC
TEI (STLH), LLC
TROPICANA ENTERTAINMENT INC.
TROPICANA LAUGHLIN, LLC
TROPICANA ST. LOUIS LLC
VEGAS DEVELOPMENT LAND OWNER LLC

By: /s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

TROPICANA ATLANTIC CITY CORP.
CAESARS INTERACTIVE ENTERTAINMENT NEW JERSEY, LLC

By: /s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: Secretary

[Signature Page to Third Supplemental Indenture – CEI 8.125% Senior Notes due 2027]

AMERICAN WAGERING, INC.
AWI GAMING, INC.
AWI MANUFACTURING, INC.
BRANDYWINE BOOKMAKING LLC
BW SUB CO.
CAESARS CONVENTION CENTER OWNER, LLC
COMPUTERIZED BOOKMAKING SYSTEMS, INC.
DIGITAL HOLDCO LLC
WH NV III, LLC
WHUS TECHCO, INC.
WILLIAM HILL DFSB, INC.
WILLIAM HILL NEVADA I
WILLIAM HILL NEVADA II
WILLIAM HILL NEW JERSEY, INC.
WILLIAM HILL U.S. HOLDCO, INC.

By: /s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to Third Supplemental Indenture – CEI 8.125% Senior Notes due 2027]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Laurel Casasanta
                        Name: Laurel Casasanta                                                Title: Vice President

[Signature Page to Third Supplemental Indenture – CEI 8.125% Senior Notes due 2027]